                                                          Item 6 (a), Exhibit 11



                  Western Pennsylvania Adventure Capital Fund
              Schedule of Computation of Earnings Per Common Share
                                For the Periods


                                  April 1, 1997            January 1, 1997
                                     through                   through
                                  June 30, 1997             June 30, 1997
                                  -------------             -------------
                                    (unaudited)               (unaudited)

Net Loss                           $  5,516                   $  13,689
                                   ========                   =========

Weighted Average Number of          250,000                     250,000
                                   ========                   =========
Common Shares Outstanding

Earning (Loss) per Common Share    $   (.02)                  $    (.05)
                                   ========                   =========
